For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE


              FIRST KEYSTONE CORPORATION ANNOUNCES A
                    THREE-FOR-TWO STOCK SPLIT


Berwick, Pennsylvania   April 13, 2004 - First Keystone
Corporation (OTC BB: FKYS), today announced that its Board of Directors approved a three-for-two split of the corporation's common stock. The stock split is in the form of a 50% stock dividend and will be distributed on May 11, 2004 to shareholders of record as of April 27, 2004.

J. Gerald Bazewicz, President and Chief Executive Officer of FKYS stated, "This stock split is intended to improve our market liquidity over the long-term and to facilitate investment and trading of First Keystone Corporation stock."

The First National Bank of Berwick now operates 11 full service offices in Columbia (5), Luzerne (4), and Montour (2) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: Legg Mason Wood Walker, Inc., 800-888-6673; Janney Montgomery Scott, Inc., 800-526-6397;
Ferris, Baker, Watts, Inc., 800-638-7411; F. J. Morrissey & Co., 800-842-8928; Ryan, Beck and Company, 800-223-8969; and Boenning & Scattergood, Inc., 800-883-8383.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.



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